As filed with the Securities and Exchange Commission on February 29, 2008

Registration No. 333-136363

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3 on

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	3290	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen K. Krull

Senior Vice President, General Counsel and Secretary

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent of Service)

With a copy to:

Larry A. Barden

Lisa J. Reategui

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (Registration No. 333-136363) of the registrant, initially filed with the Securities and Exchange Commission on Form S-1 on August 7, 2006, as amended by a pre-effective amendment filed on October 25, 2006 and post-effective amendments filed on December 8, 2006 and March 14, 2007 (the “Registration Statement”) hereby further amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold by the selling stockholders listed therein as of the date this post-effective amendment is filed.

The Registration Statement was filed in accordance with the Registration Rights Agreements dated as of July 7, 2006 filed as Exhibits 4.1 and 4.2 thereto (the “Registration Rights Agreements”). On the date hereof, the registrant has filed a new registration statement on Form S-3 that became effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended, in fulfillment of its obligations under the Registration Rights Agreements.

In compliance with the registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the registrant is removing from registration by means of this post-effective amendment any securities remaining unsold.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on February 29, 2008.

Owens Corning

By:	/s/ Michael H. Thaman

Michael H. Thaman Chairman of the Board, President and Chief Executive Officer